As filed with the Securities and Exchange Commission on September 14, 2000 SEC File No. ___________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                          LEXON TECHNOLOGIES, INC.
                       -----------------------------
           (Exact name of registrant as specified in its charter)

       DELAWARE                                                87-0502701
-------------------------------                           --------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                            Identification No.)

1401 Brook Drive, Downers Grove, Illinois                      60515
-----------------------------------------                     ---------
(Address of Principal Executive Offices)                     (Zip Code)

                     2000 Stock Option and Award Plan
                   ------------------------------------
                         (Full title of the plan)


      Kenneth J. Eaken, 1401 Brook Drive, Downers Grove, Illinois 60515
      -----------------------------------------------------------------
           (Name, address, including zip code of agent for service)

 Telephone number, including area code, of agent for service: 630-916-6196


                           CALCULATION OF REGISTRATION FEE
                               Proposed         Proposed
Title of                       Maximum          Maximum
Securities     Amount          Offering         Aggregate        Amount of
to be          to be           Price Per        Offering         Registration
Registered     Registered (2)  Share (1)        Price            Fee
----------     ----------       ----------      ----------       ------------
Common Stock,
$0.001 par
value           2,500,000        $0.543         $1,357,000         $358.38


(1) Bona fide estimate of maximum offering price solely for the purpose of calculating the registration fee as determined under Regulation C, Rule 457(c) and/or (g), of the Securities Act of 1933, based on the average of the bid and ask price of the Registrant's common stock as reported on the NASD's OTC Bulletin Board for the five (5) trading days prior to filing.


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                           LEXON TECHNOLOGIES, INC.
                  Cross Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of part I of form S-8 and the section 10(a) prospectus which will be delivered to each employee, director or consultant who participates in the stock option plans.

Registration Statement Item Numbers and Headings       Prospectus Headings
------------------------------------------------       -------------------

1)     Plan Information                             Section 10(a) Prospectus

2)     Registration Information and Employee
       Plan Annual Information                      Section 10(a) Prospectus




                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are hereby incorporated by reference:

     1) The Company's Registration Statement on Form 10-SB, as amended, SEC File No. 000-24721.

     2)     All reports filed by the Company with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act after October 14, 1998.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 12, or 15(d) of the Exchange Act prior to the filing of any post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

General
-------
The Registrant is authorized to issue one hundred million shares of common stock, par value $0.001 per share (the "Common Stock"). The Registrant has 13,842,561 shares of Common Stock issued and outstanding at June 30, 2000. Although the Company's Board of Directors has no present intention to do so, the Board of directors has authority, without action by or vote of the Company's Shareholders, to issue all or part of the authorized but unissued shares. Any issuance of additional shares of Common Stock or Preferred Stock will dilute the percentage ownership interest of Shareholders and may further dilute the book value of the Company's shares.

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Common Stock
------------
The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Registrant's bylaws provide that a majority of the issued and outstanding shares of the Registrant constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Registrant have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Registrant seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

Dividend Policy
---------------
The Registrant has not declared or paid cash dividends or made distributions in the past, and the Registrant does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. The Registrant has not entered into any credit or other agreements that would restrict its ability to pay dividends, however, the Registrant currently intends to retain and reinvest future earnings, if any, to finance its operations.

Transfer Agent
--------------
The transfer agent for the Registrant's common stock is Fidelity Transfer Co., 1800 South West Temple, Salt Lake City, Utah 84115. Tel: (801) 484-7222; Fax:
(801) 466-4122.


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ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel for the Company named in this registration statement as having prepared or certified any part hereof, or as giving an opinion as to the validity of the securities being registered was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest in the Company or its subsidiaries. In addition no such expert or counsel is connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer, or employee.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

     (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the feet that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any

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action, suit, or proceeding referred to in 1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

     The Registrant's certificate of incorporation and bylaws provide that the Registrant "may indemnify" to the full extent of its power to do so, all directors, officers, employees, and/or agents. It is anticipated that the Registrant will indemnify its officers and directors to the full extent permitted by the above-quoted statute.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

No restricted securities are being reoffered or resold pursuant to this registration statement.

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ITEM 8. EXHIBITS

Exhibits.
---------
Copies of the following documents are included as exhibits to this registration statement pursuant to item 601 of regulation S-K.

             SEC
Exhibit      Reference
No.          No.           Description                           Location
-------      ---------     -----------                           --------
3.01            3          Articles of Incorporation             Incorporated
                                                                 by Reference*

3.02            3          Bylaws                                Incorporated
                                                                 by Reference*

4.01            4          Specimen certificate
                           for Common Stock                      Incorporated
                                                                 by Reference*

4.02            4          Lexon Technologies, Inc.
                           2000 Stock Option Plan                This Filing

5.01          5 & 23       Letter opinion, including consent
                           of Taylor and Associates, Inc.
                           Attorneys and Counselors at Law,
                           regarding legality of Common Stock
                           to be issued pursuant to options
                           granted under the Plan.               This Filing

23.01           23         Consent of Tanner + Co.,
                           independent certified public
                           accountants                           This Filing

23.01           23         Consent of Hutton Nelson & McDonald,LLP
                           independent certified public
                           accountants                           This Filing

25.01           25         Powers of Attorney                    See Signature
                                                                 Page

* Incorporated by reference from the Company's registration statement on Form 10-SB, as amended, filed with the Commission, SEC file No. 000-24721.

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                                ITEM 9. UNDERTAKINGS

REGULATION S-K

Post-Effective Amendments-Item 512(a)
-------------------------------------
The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference-Item
512(b)
-------------------------------------------------------------------------
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended , each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Filing of Registration Statement on Form S-8 - Item 512(h)
----------------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Downers Grove, State of Illinois, on the 14th day of September, 2000.

                                        LEXON TECHNOLOGIES, INC.

                                        By /S/ Kenneth J. Eaken, President



                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth J. Eaken, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                Date
---------                            -----                ----

/S/Kenneth J. Eaken                  Chairman and C.E.O.  September 14, 2000

/S/Steven J. Peskaitis               Director             September 14, 2000

/S/Paris Karahalios                  Director             September 14, 2000